As filed with the Securities and Exchange Commission on January 12, 1996
                                               Registration No. 33-______


                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                  Form S-3

                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933

                           PACIFIC TELECOM, INC.
           (Exact name of registrant as specified in its charter)

      Washington                                      91-0644974
(State or other jurisdiction of                       (I.R.S. Employer
 incorporation or organization                        Identification No.)
                                805 Broadway
                               P.O. Box 9901
                      Vancouver, Washington 98668-8701
                               (360) 905-5800
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             Brian M. Wirkkala
                        Vice President and Treasurer
                                805 Broadway
                               P.O. Box 9901
                      Vancouver, Washington 98668-8701
                               (360) 905-5800
             (Name, address, including zip code, and telephone
             number, including area code, of agent for service)

    It is respectfully requested that the Commission send copies of all notices, orders and communications to:

     Stoel Rives LLP                     Winthrop, Stimson, Putnam & Roberts
 700 NE Multnomah, Suite 950                    One Battery Park Plaza
 Portland, Oregon  97232-4109               New York, New York 10004-1490
Attention of John M. Schweitzer          Attention of C. Payson Coleman, Jr.
     (503) 872-4821                                (212) 858-1426

          Approximate date of commencement of proposed sale of the securities to the public: From time to time after this Registration Statement becomes effective as determined by market conditions and other factors.

          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

          If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                 ---------------------------


                      Calculation of Registration Fee



                                                        Proposed
                                        Proposed         maximum
   Title of each         Amount          maximum        aggregate    Amount of
class of securities      to be        offering price    offering   registration
 to be registered    registered(1)(2)   per unit(1)     price(2)       fee

-------------------------------------------------------------------------------
Debt Securities         ______          ______       $200,000,000   $68,966

(1) The amount to be registered and the proposed maximum offering price per unit have been omitted in accordance with the Note on the cover page of Form S-3.

(2) In no event will the aggregate principal amount of the Debt Securities issued under this Registration Statement exceed $200,000,000.

(3) The amount of the registration fee has been calculated in accordance with Rule 457(o) under the Securities Act of 1933.

                       ------------------------------

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                SUBJECT TO COMPLETION DATED JANUARY 12, 1996

PROSPECTUS
                                 [PTI LOGO]

                              Debt Securities

     Pacific Telecom, Inc. (the "Company") may from time to time offer its unsecured debt securities consisting of notes, debentures or other evidences of indebtedness (the "Debt Securities") in an aggregate principal amount of up to U.S. $200,000,000 (or the equivalent thereof in other currencies or composite currencies) of its unsecured debt securities consisting of notes, debentures or other evidences of indebtedness (the "Debt Securities"). The Debt Securities may be offered as separate series in amounts, at prices and on terms to be determined in light of market conditions at the time of sale and set forth in a Prospectus Supplement or Prospectus Supplements.

     The terms of each series of Debt Securities, including, where applicable, the specific designation, aggregate principal amount, authorized denominations and currencies, maturity or maturities, rate or rates and time or times of payment of any interest, any terms for optional or mandatory redemption or payment of additional amounts or any sinking fund provisions, any initial public offering price, the proceeds to the Company and any other specific terms in connection with the offering and sale of such series (the "Offered Securities") will be set forth in a Prospectus Supplement or Prospectus Supplements.

     The Debt Securities may be sold directly by the Company, through agents designated from time to time or to or through underwriters or dealers. See "Plan of Distribution." If any agents of the Company or any underwriters are involved in the sale of any Debt Securities in respect of which this Prospectus is being delivered, the names of such agents or underwriters and any applicable commissions or discounts will be set forth in a Prospectus Supplement. The net proceeds to the Company from such sale also will be set forth in a Prospectus Supplement or Prospectus Supplements.

     The Debt Securities may be issued only in registered form, which may, if so designated in the applicable Prospectus Supplement or Prospectus Supplements, be in the form of a registered global security to facilitate the use of a "book-entry" registration and transfer system. See
"Description of Debt Securities -- Global Securities."

                            --------------------

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
            THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
              SECURITIES COMMISSION NOR HAS THE SECURITIES AND
                EXCHANGE COMMISSION OR ANY STATE SECURITIES
                   COMMISSION PASSED UPON THE ACCURACY OR
                      ADEQUACY OF THIS PROSPECTUS. ANY
                       REPRESENTATION TO THE CONTRARY
                           IS A CRIMINAL OFFENSE.
                            --------------------

     This Prospectus may not be used to consummate sales of Debt Securities unless accompanied by a Prospectus Supplement.

     The date of this Prospectus is ____________, 1996

                               FORM OF LEGEND

     Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

     IN CONNECTION WITH THIS OFFERING, UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS THAT STABILIZE OR MAINTAIN THE MARKET PRICES OF THE SECURITIES OFFERED HEREBY OR ANY OTHER DEBT SECURITIES OF THE COMPANY AT LEVELS ABOVE THOSE THAT MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.
                            --------------------

                           AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information (including proxy and information statements) filed by the Company can be inspected and copied at public reference facilities maintained by the Commission at 450 Fifth Street, NW, Washington, D.C. 20549, and at the following Regional Offices of the Commission: New York Regional Office, 7 World Trade Center, 13th Floor, New York, New York 10048, and Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, NW, Washington, D.C. 20549, upon payment of the prescribed rates.

     This Prospectus constitutes a part of a registration statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") filed by the Company with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus does not contain all of the information included in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Statements contained herein concerning the provisions of any document are qualified by reference to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Reference is made to the Registration Statement, including the exhibits thereto, for further information with respect to the Company and the securities offered hereby.

              INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents previously filed by the Company with the Commission pursuant to the Exchange Act are incorporated in this Prospectus by reference:

          (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1994 (as amended by Form 10-K/A dated June 30, 1995);

          (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 1995; and

          (c) The Company's Current Reports on Form 8-K dated February 6, February 15, March 9, March 31, July 14, September 27, 1995 and September 30, 1995.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents"; provided, however, that all documents subsequently filed by the Company pursuant to
Section 13 or 14 of the Exchange Act in each year during which the offering made by this Prospectus is in effect prior to the filing with the Commission of the Company's Annual Report on Form 10-K covering such year shall not be Incorporated Documents or be incorporated by reference in this Prospectus or be a part hereof from and after such filing of such Annual Report on Form 10-K).

     Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed Incorporated Document or in any accompanying Prospectus Supplement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus has been delivered, on the written or oral request of any such person, a copy of any or all of the Incorporated Documents, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference therein. Requests should be directed to Pacific Telecom, Inc., 805 Broadway, P.O. Box 9901, Vancouver, Washington 98668-8701, Attention:
Brian M. Wirkkala, Vice President and Treasurer, telephone number (360) 696-6918. The information relating to the Company contained in this Prospectus does not purport to be comprehensive and should be read together with the information contained in the Incorporated Documents.

     No person has been authorized to give any information or to make any representation not contained in this Prospectus or in any Prospectus Supplement and, if given or made, such information or representation must not be relied upon as having been authorized. This Prospectus and any Prospectus Supplement do not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby or thereby in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction.

     Neither the delivery of this Prospectus and the Prospectus Supplement nor any sale made hereunder or thereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company or its subsidiaries since the date of this Prospectus or the date of the latest Prospectus Supplement, as the case may be.

                                THE COMPANY

General

     The Company was organized in 1955 to provide telephone service to suburban and rural communities principally in the Pacific Northwest. Since that time, the Company has grown significantly through acquisitions and expanded its service offerings in several areas within the telecommunications industry. The Company is a holding company, and its assets are predominantly the common stock of its majority or wholly-owned subsidiaries. The Company currently operates one of the major non-Bell telephone companies in the United States. Through its subsidiaries, the Company provides local telephone service and access to the long-distance network in Alaska, seven other western states and three midwestern states, provides cellular mobile telephone services in nine states and is engaged in sales of capacity in and operation of a submarine fiber optic cable between the United States and Japan. See "Available Information" and "Incorporation of Certain Documents by Reference" for additional information concerning the Company's operations.

     The Company is a Washington corporation. Its principal executive offices are located at 805 Broadway, Vancouver, Washington 98668-8701, and its telephone number is (360) 905-5800.

Relationship with PacifiCorp and Holdings

     All of the common stock of the Company is owned by PacifiCorp Holdings, Inc. ("Holdings"), a wholly-owned subsidiary of PacifiCorp. PacifiCorp is an electric utility headquartered in Portland, Oregon that conducts its electric utility business through Pacific Power & Light Company and Utah Power & Light Company, and engages in power production and sales on a wholesale basis under the name PacifiCorp. PacifiCorp is the indirect owner through Holdings, of 100% of each of Powercor, the Company, Pacific Generation Company ("PGC") and PacifiCorp Financial Services, Inc. ("PFS"). Powercor is an electric distribution company serving 570,000 customers in suburban Melbourne and the western and central regions of the State of Victoria in southeast Australia. PGC is engaged in the independent power production and cogeneration business. PFS plans to continue to liquidate portions of its lease, leasing and real estate investments.

                              USE OF PROCEEDS

     Unless otherwise indicated in a Prospectus Supplement, the net proceeds to be received by the Company from the issuance and sale of the Debt Securities will be used for general corporate purposes, including repayment of short-term indebtedness that may be incurred from time to time, future acquisitions and further investments in subsidiaries.

                       DESCRIPTION OF DEBT SECURITIES

     The Debt Securities will be issued pursuant to an Indenture, dated as of September 20, 1991, as amended and supplemented (the "Indenture"), between the Company and The First National Bank of Chicago, as Trustee (the "Trustee"), a copy of which is filed as an exhibit to the Registration Statement of which this Prospectus is a part. The statements under this caption are brief summaries of certain provisions of the Indenture, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indenture, including the definitions therein of certain terms. Section references and defined terms used herein or in a Prospectus Supplement are references to provisions of and defined terms in the Indenture, unless otherwise noted.

     The Debt Securities may be issued from time to time in one or more series. The particular terms of each series of Debt Securities offered by any Prospectus Supplement or Prospectus Supplements will be described in such Prospectus Supplement or Prospectus Supplements relating to such series.

General

     The Debt Securities offered hereby (the "Offered Securities") will be limited to an aggregate principal amount of U.S. $200,000,000 (or the equivalent thereof in other currencies or composite currencies). The Indenture does not limit the aggregate amount of Debt Securities that may be issued thereunder, and Debt Securities may be issued thereunder from time to time in separate series up to the aggregate amount from time to time authorized by the Company for each series. The Debt Securities will be unsecured obligations of the Company and will rank pari passu with all other unsecured and unsubordinated indebtedness of the Company.

     The applicable Prospectus Supplement or Prospectus Supplements will describe the following terms of the Offered Securities: (1) the title of the Offered Securities; (2) any limit upon the aggregate principal amount of the Offered Securities; (3) the date or dates on which the principal of the Offered Securities is payable; (4) the rate or rates (or, if subject to adjustment, the manner for determining such rates) at which the Offered Securities shall bear interest, if any, the date or dates from which any such interest shall accrue, the Interest Payment Dates on which any such interest shall be payable, the Regular Record Dates for any interest payable on the Interest Payment Dates and the basis upon which interest shall be calculated if other than a year of twelve 30-day months; (5) the place or places where, subject to the terms of the Indenture as described below under "Payment and Paying Agents," the principal of and premium, if any, and interest on the Offered Securities will be payable and where, subject to the terms of the Indenture as described below under "Denominations, Registration and Transfer," the Offered Securities may be presented for registration of transfer or exchange and the place or places where notices and demands to or upon the Company in respect of the Offered Securities and the Indenture may be made; (6) the period or periods within which, the price or prices at which and the terms and conditions upon which Offered Securities may be redeemed, in whole or in part, at the option of the Company; (7) the obligation, if any, of the Company to redeem, repurchase or repay the Offered Securities pursuant to any sinking fund or analogous provisions or at the option of a holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which the Offered Securities shall be redeemed, repurchased or repaid, in whole or in part, pursuant to such obligation; (8) the denominations in which any Offered Securities shall be issuable if other than denominations of $1,000 and any integral multiple thereof and the currency or composite currency in which the Offered Securities will be denominated if other than U.S. dollars; (9) any addition to, or modification or deletion of, any Event of Default or any covenant of the Company specified in the Indenture with respect to the Offered Securities; (10) any index used to determine the amount of payments of principal of and premium, if any, on the Offered Securities and the manner in which such amounts will be determined; (11) if other than the principal amount thereof, the portion of the principal amount of the Offered Securities which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to the Indenture; (12) the dates within 15 days of which lists of Holders of Original Issue Discount Securities are to be furnished to the Trustee pursuant to the Indenture;
(13) whether such Offered Securities may be issued in whole or in part in the form of one or more Global Securities and, if so, the identity of the Depositary for such Global Security or Securities; and (14) any other terms of the Offered Securities not inconsistent with the provisions of the Indenture.

     The Debt Securities will be unsecured, general obligations of the Company. The Debt Securities will rank equally with the Company's other unsecured and unsubordinated indebtedness and will not, by their terms, be subordinate in right of payment to any other indebtedness of the Company. As the Debt Securities will be issued at the holding company level, the Debt Securities effectively will be subordinate to all obligations of the Company's subsidiaries, and the rights of the Company's creditors, including holders of the Debt Securities, to participate in the assets of such subsidiaries upon liquidation or reorganization will be junior to the rights of the holders of all preferred stock, indebtedness and other liabilities of such subsidiaries, which may include trade payables, obligations to banks under credit facilities, guarantees, pledges, support agreements, bonds, capital leases, notes and other obligations. With respect to any such subsidiaries that are not wholly-owned by the Company, the rights of the Company's creditors, including holders of the Debt Securities, will also be limited to the Company's ownership interest in such subsidiaries. See "The Company -- General."

     Other than the restriction on the Company's ability to incur secured indebtedness for borrowed money described below under "Limitation on Liens," there are no provisions in the Indenture that afford holders of the Debt Securities protection in the event of a highly leveraged transaction involving the Company. The restriction on the Company's ability to incur secured indebtedness for borrowed money contained in the Indenture may be waived or modified only with the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Debt Securities of each series affected by the waiver or modification. See "Modification and Waiver."

     Debt Securities may be issued as Original Issue Discount Securities to be sold at a discount below their principal amount. Special United States federal income tax considerations applicable to any Debt Securities issued at an original issue discount, including Original Issue Discount Securities, will be described in the applicable Prospectus Supplement or Prospectus Supplements.

Denominations, Registration and Transfer

     The Debt Securities will be issuable only in registered form without coupons. Debt Securities of a series may be issuable in whole or in part in the form of one or more Global Securities, as described below under "Global Securities." One or more Global Securities will be issued in a denomination or aggregate denominations equal to the aggregate principal amount of Outstanding Debt Securities of the series to be represented by such Global Security or Securities.

     Debt Securities (other than Global Securities) may be presented for exchange as provided above, and may be presented for registration of transfer (with the form of transfer endorsed thereon duly executed) at the office of the Security Registrar or at the office of any transfer agent designated by the Company for such purpose with respect to any series of Debt Securities and referred to in an applicable Prospectus Supplement, without service charge and upon payment of any taxes and other governmental charges as described in the Indenture. Such transfer or exchange will be effected upon the Security Registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. Unless otherwise indicated in a Prospectus Supplement or changed by written notice to the Holders of any series of Debt Securities affected thereby, the Trustee will be designated as the sole Security Registrar with respect to the Offered Securities. (Section
305) If a Prospectus Supplement refers to any transfer agents (in addition to the Security Registrar) initially designated by the Company with respect to any series of Debt Securities, the Company may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, provided that the Company maintains a transfer agent in each Place of Payment for such series. The Company may at any time designate additional transfer agents with respect to any series of Debt Securities. (Section 1002)

     In the event of any redemption, the Company shall not be required to
(i) issue, register the transfer of or exchange Debt Securities of any series during a period beginning at the opening of business 15 days before any selection of Debt Securities of that series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption or (ii) register the transfer of or exchange any Debt Security, or portion thereof, called for redemption, except the unredeemed portion of any Debt Security being redeemed in part. (Section 305)

Global Securities

     The Debt Securities of a series may be issued in whole or in part in the form of one or more Global Securities that will be deposited with, or on behalf of, a depositary (the "Depositary") identified in the Prospectus Supplement relating to such series. Unless and until it is exchanged in whole or in part for Debt Securities in definitive form, a Global Security may not be transferred except as a whole by the Depositary for such Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such

Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor. (Sections 303 and 305)

     The specific terms of the depositary arrangement with respect to any Debt Securities of a series will be described in the Prospectus Supplement or Prospectus Supplements relating to such series. The Company anticipates that the following provisions will apply to all depositary arrangements.

     So long as the Depositary for a Global Security, or its nominee, is the owner of such Global Security, such Depositary or nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by such Global Security for all purposes under the Indenture governing such Debt Securities; provided that with respect to a consent or vote of a Holder, Global Securities will be voted in accordance with the instructions of the owners of beneficial interests therein. Except as set forth below, owners of beneficial interests in a Global Security will not be entitled to have Debt Securities of the series represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of Debt Securities of such series in definitive form and will not be considered the owners or holders thereof under the Indenture.

     Principal, premium, if any, and interest payments on Debt Securities registered in the name of or held by a Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner or the holder of the Global Security representing such Debt Securities. None of the Company, the Trustee for such Debt Securities, any Paying Agent or the Security Registrar for such Debt Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security for such Debt Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. (Section 308)

     If a Depositary for Debt Securities of a series is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Company within 90 days, the Company will issue Debt Securities of such series in definitive form in exchange for the Global Security or Securities representing the Debt Securities of such series. In addition, the Company may at any time and in its sole discretion determine not to have any Debt Securities of a series represented by one or more Global Securities and, in such event, will issue Debt Securities of such series in definitive form in exchange for the Global Security or Securities representing such Debt Securities. If there shall have occurred and be continuing an event of default under the Indenture, as described under "Events of Default," and the Depositary is notified by the Company, the Trustee or the Registrar and Paying Agent that such Global Security shall be exchangeable for definitive Notes in registered form, the Company will issue Debt Securities of such series in definitive form in exchange for the Global Security representing the Debt Securities of such series. Further, if the Company so specifies with respect to the Debt Securities of a series, an owner of a beneficial interest in a Global Security representing Debt Securities of such series may, on terms acceptable to the Company and the Depositary for such Global Security, receive Debt Securities of such series in definitive form. In any such instance, an owner of a beneficial interest in a Global Security will be entitled to physical delivery in definitive form of Debt Securities of the series represented by such Global Security equal in principal amount to such beneficial interest and to have such Debt Securities registered in its name. Debt Securities of such series so issued in definitive form will be issued as registered securities in denominations, unless otherwise specified by the Company, of $1,000 and integral multiples thereof.

Payment and Paying Agents

     Unless otherwise indicated in an applicable Prospectus Supplement, payment of principal of (and premium, if any) and any interest on Debt Securities will be made at the office or offices of such Paying Agent or Paying Agents as the Company may designate from time to time, except that, at the option of the Company, payment of any interest may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer to an account maintained by the Person entitled thereto as specified in the Security Register, provided that proper wire transfer instructions have been received by the Regular Record Date. (Sections 305, 307 and 1002) Unless otherwise indicated in an applicable Prospectus Supplement, payment of any installment of interest on Debt Securities (other than Defaulted Interest) will be made to the Person in whose name such Debt Security (or Predecessor Security) is registered at the close of business on the Regular Record Date for such interest, except that interest payable at Maturity will be payable to the Person entitled to the principal payment. (Section
307)

     Unless otherwise indicated in an applicable Prospectus Supplement or changed by written notice to the Holders of any series of Debt Securities affected thereby, the Trustee, at its Corporate Trust Office in Chicago and its office in The City of New York, will be designated as the Company's sole Paying Agent for payments with respect to Offered Securities. The Company may at any time designate additional Paying Agents, rescind the designation of any Paying Agent or approve a change in the office or offices through which any Paying Agent acts, except that the Company will be required to maintain a Paying Agent in each Place of Payment for each series of Debt Securities. (Section 1002)

     All monies paid by the Company to a Paying Agent for the payment of principal of (and premium, if any) or interest on any Debt Security which remain unclaimed at the end of two years after such principal, premium or interest shall have become due and payable will be repaid to the Company, and the Holder of such Debt Security will thereafter look only to the Company for payment thereof as a general unsecured creditor. (Section 1003)

Limitation on Liens

     The Indenture provides that the Company may not at any time incur secured indebtedness for borrowed money in excess of 10% of Consolidated
Net Worth (as defined below) of the Company without expressly securing payment of the principal of and premium, if any, and interest on the Debt Securities equally and ratably with such secured indebtedness; provided, however, that this restriction will not apply to (1) liens on any property or assets securing indebtedness of the Company incurred or assumed for the purpose of financing all or any part of the cost of acquiring such property or asset; provided, however, that such lien attaches to such property or assets concurrently with or within 90 days after the acquisition thereof and no such lien shall extend to or cover any other property or assets of the Company; (2) any liens securing indebtedness upon the property or assets of a corporation which are in existence prior to the time such corporation is merged into or consolidated with the Company or which are in existence on properties or assets acquired by the Company and which are not created in contemplation of any such event, provided, however, that no such lien shall extend to or cover any other property or assets of the Company;
(3) liens on property or related receivables, or both, to secure nonrecourse obligations in connection with the Company's engaging in any leveraged or single-investor or other lease, project financing or similar transaction entered into by the Company in the ordinary course of its business; (4) any extension, renewal or replacement (or successive extensions, renewals or replacements, in any case, without increase in principal amount of the indebtedness secured thereby), in whole or in part, of any of the foregoing; provided, however, that any such extension, renewal or replacement shall be limited to all or part of the property or assets which secured the lien so extended, renewed or replaced (plus improvements) and the principal amount secured thereby shall not be increased as a result thereof. (Section 1005)

     The term "Consolidated Net Worth" means, at any date, the shareholders' equity of the Company and its consolidated subsidiaries, determined on a consolidated basis in accordance with generally accepted accounting principles then in effect.

Dividend Covenant

     The Indenture provides that the Company may not declare or pay dividends (other than dividends payable solely in the Company's common stock) on, directly or indirectly purchase or otherwise acquire (except solely by exchange of additional shares of common stock), or make any other distributions of cash or property with respect to, any class of its common stock or, in the case of any such purchase or acquisition, any options or warrants to acquire its common stock ("Restricted Payments") if the aggregate of all Restricted Payments made after August 31, 1989 would exceed the sum of (i) $150,000,000 plus (ii) 80% of the cumulative consolidated net income of the Company after January 1, 1989 (minus 100% of the cumulative consolidated net losses during such period) plus (iii) the amount of any net proceeds to the Company from the sale of its common and preferred stock, equity contributions to its capital and other contributions to its capital from the conversion or exercise of securities to or for its equity securities, in each case subsequent to January 1, 1989. (Section 1006)

Defeasance

     The Company may discharge its indebtedness and its obligations or certain of its obligations under the Indenture with respect to any series of Debt Securities by depositing funds or U.S. Government Obligations with the Trustee.

     Defeasance and Discharge. The Indenture provides that the Company will be discharged from certain obligations in respect of the Debt Securities of any series (not including obligations relating to payment thereof in accordance with their terms, exchange of Debt Securities, registration of the transfer of or exchange of Debt Securities of such series, replacement of stolen, lost or mutilated Debt Securities of such series and maintenance of paying agencies) upon the deposit with the Trustee, in trust, of money and/or U.S. Government Obligations which, through the payment of interest and principal in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of (and premium, if any), each installment of interest on and any sinking fund payments on the Debt Securities of such series on the Stated Maturity of such payments in accordance with the terms of the Indenture and the Debt Securities of such series. Such a trust may only be established if, among other things,
(a) the Company has paid or caused to be paid all other sums payable with respect to the Debt Securities of such series; (b) such deposit will not result in a breach or violation of, or constitute a default under, the Indenture or any other agreement or instrument to which the Company is a party or by which it is bound; (c) no Event of Default or event which, with the giving of notice or lapse of time, or both, would become an Event of Default with respect to the Debt Securities of such series shall have occurred and be continuing on the date of such deposit; (d) the Debt Securities of such series, if then listed on any national securities exchange, will not be delisted as a result of such deposit, defeasance and discharge; and (e) the Company has delivered to the Trustee an Officer's Certificate and an Opinion of Counsel as to certain matters. In addition to discharging certain obligations under the Indenture as stated above, if the Company delivers to the Trustee an Opinion of Counsel to the effect that
(a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (b) since the date of the Indenture there has been a change in applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of Debt Securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit, defeasance and discharge had not occurred, then, in such event, the obligation of the Company to duly and punctually pay or cause to be paid the principal of (and premium, if any) and interest on the Debt Securities of such series shall cease, terminate and be completely discharged. In the event of any such defeasance and discharge of Debt Securities of such series, Holders of Debt Securities of such series would be able to look only to such trust fund for payment of principal of (and premium, if any) and interest, if any, on their Debt Securities. (Section 403)

Events of Default

     Any of the following events will constitute an Event of Default under the Indenture with respect to Debt Securities of any series: (a) failure to pay any interest on any Debt Security of that series when due, and such failure shall continue for 30 days; (b) failure to pay principal of or any premium on any Debt Security of that series when due; (c) failure to deposit any sinking fund payment, when due, in respect of any Debt Security of that series; (d) failure to perform any other covenant of the Company in the Indenture (other than a covenant included in the Indenture solely for the benefit of series of Debt Securities other than that series), continued for 30 days after written notice as provided in the Indenture; (e) default resulting in the acceleration of the maturity of, or default in the payment of, any other indebtedness of the Company in an aggregate amount in excess of $5,000,000 and the failure by the Company to obtain rescission or annulment of all such accelerations or to discharge all such defaulted indebtedness within 10 days after notice thereof to the Company by the Trustee or the Holders of at least 25% in principal amount of the Debt Securities; (f) certain events in bankruptcy, insolvency or reorganization involving the Company; and (g) any other Event of Default provided with respect to Debt Securities of that series. (Section 501)

     If an Event of Default with respect to Debt Securities of any series at the time Outstanding occurs and is continuing, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding Debt Securities of that series, by notice as provided in the Indenture, may declare the principal amount (or, if the Debt Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of all the Debt Securities of that series and the accrued interest thereon, if any, to be due and payable immediately. At any time after a declaration of acceleration with respect to Debt Securities of any series has been made, but before a judgment or decree for payment of money has been obtained by the Trustee, the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of that series may, under certain circumstances, including the Company's payment or deposit with the Trustee of all overdue amounts (other than amounts due solely as a result of such acceleration), rescind and annul such acceleration. (Section 502)

     The Indenture provides that the Trustee shall transmit notice, as provided in the Indenture, of any default with respect to the Debt Securities of any series unless (a) such default has been cured or waived or (b) such default does not constitute a payment default with respect to such series and the board of directors, the executive committee or a trust committee of directors of the Trustee and/or Responsible Officers in good faith determine that the withholding of such notice is in the interest of the Holders of Securities of such series. (Section 602)

     The Indenture provides that, subject to the duty of the Trustee during default to act with the required standard of care, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable security or indemnity. (Sections 601 and 603) Subject to such provisions for the indemnification of the Trustee, the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Debt Securities of that series, unless the Trustee shall determine that the action specified would be in conflict with any rule of law or the Indenture, involve the Trustee in personal liability which has not been indemnified or be unduly prejudicial to the interests of the Holders of the Debt Securities not joining in such direction. (Section
512)

     The Company will be required to furnish to the Trustee annually a statement as to the performance by the Company of certain of its obligations under the Indenture and as to any default in such performance. (Section 704)

Modification and Waiver

     Modifications and amendments of the Indenture may be made by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Debt Securities of each series affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding Debt Security affected thereby, (a) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Debt Security; (b) reduce the principal amount of, or premium or interest, if any, on, any Debt Security; (c) reduce the amount of principal of an Original Issue Discount Security payable upon acceleration of the maturity thereof; (d) reduce any premium payable upon redemption; (e) waive any default in the payment of the principal of or interest on any Debt Security; (f) change the coin or currency in which any Debt Security or any premium or interest thereon is payable; (g) impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security; (h) reduce the percentage in principal amount of Outstanding Debt Securities of any series, the consent of whose Holders is required for modification or amendment of the Indenture or for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults; (i) change any obligation of the Company to maintain an office or agency in the places and for the purposes required by the Indenture; or (j) modify any of the above provisions or the provisions set forth in the paragraph below, except to increase the foregoing percentage. (Sections 508 and 902)

     The Holders of not less than a majority in aggregate principal amount of the Outstanding Debt Securities of each series may, on behalf of the Holders of all the Debt Securities of that series, waive, insofar as that series is concerned, compliance by the Company with certain restrictive provisions of the Indenture. (Section 1008) The Holders of not less than a majority in aggregate principal amount of the Outstanding Debt Securities of each series may, on behalf of all Holders of Debt Securities of that series, waive any past default under the Indenture with respect to Debt Securities of that series, except a default (a) in the payment of principal of (or premium, if any) or interest on any security of such series or (b) in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of the Holder of each Outstanding Debt Security of such series affected. (Section 513)

Consolidation, Merger and Sale of Assets

     The Company, without the consent of the Holders of any of the Outstanding Debt Securities under the Indenture, may consolidate or merge with or into, or convey, transfer or lease all or substantially all of its property or assets to, any entity organized under the laws of any domestic jurisdiction, or may permit any Person to consolidate with or merge into the Company or convey, transfer or lease all or substantially all of its properties and assets to the Company; provided that, in the case of a consolidation or a merger of the Company into any other Person or the conveyance, transfer or lease of all or substantially all of the property and assets of the Company to any other Person, any successor, transferee or lessee expressly assumes the Company's obligations on the Debt Securities and under the Indenture, after giving effect to the transaction no Event of Default shall have occurred and be continuing and the Company delivers to the Trustee an Officer's Certificate and an Opinion of Counsel to the effect that such consolidation, merger, conveyance, transfer or lease complies with the provisions of the Indenture and certain other conditions are met. (Section 801)

Notices

     Except as otherwise provided in the Indenture, notices to Holders of Debt Securities will be given by mail to the addresses of such Holders as they appear in the Security Register. (Sections 101 and 106)

Replacement of Debt Securities

     Any mutilated Debt Security may be replaced by the Company at its discretion at the expense of the Holder upon surrender of such Debt Security to the Trustee. Debt Securities that become destroyed, stolen or lost may be replaced by the Company at the expense of the Holder upon delivery to the Trustee of the Debt Security or evidence of the destruction, loss or theft thereof satisfactory to the Company and the Trustee. In the case of a destroyed, lost or stolen Debt Security, an indemnity satisfactory to the Trustee and the Company may be required at the expense of the Holder of such Debt Security before a replacement Debt Security will be issued. (Section 306)

Regarding the Trustee

     The Company and affiliates of the Company maintain banking relationships in the ordinary course of business with the Trustee.


                            PLAN OF DISTRIBUTION

     The Company may sell Debt Securities in any of the following ways: (i) through underwriters or dealers; (ii) directly to a limited number of purchasers or to a single purchaser; or (iii) through agents. The Prospectus Supplement with respect to any Offered Securities will set forth the terms of the offering of such Offered Securities, including the name or names of any underwriters, dealers or agents, the purchase price of such Offered Securities and the proceeds to the Company from such sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     If underwriters are involved in the sale of any Offered Securities, such Offered Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The underwriter or underwriters with respect to a particular underwritten offering of Offered Securities will be named in the Prospectus Supplement relating to such offering and, if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover page of such Prospectus Supplement. Unless otherwise set forth in such Prospectus Supplement, the obligations of the underwriters to purchase the Offered Securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all such Offered Securities if any are purchased.

     If a dealer is used in the sale of any Offered Securities, the Company will sell such Offered Securities to the dealer, as principal. The dealer may then resell such Offered Securities to the public at varying prices to be determined by such dealer at the time of resale. The name of any dealer involved in a particular offering of Offered Securities and any discounts or concessions allowed or reallowed or paid to the dealer will be set forth in the Prospectus Supplement relating to such offering.

     Offered Securities may be sold directly by the Company or through agents designated by the Company from time to time. Any such agent, who may be deemed to be an underwriter as that term is defined in the Securities Act, involved in the offer or sale of any of the Offered Securities will be named, and any commissions payable by the Company to such agent will be set forth, in the Prospectus Supplement relating to such Offered Securities. Unless otherwise indicated in such Prospectus Supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment.

     Underwriters, dealers and agents participating in the distribution of the Offered Securities may be deemed to be "underwriters" within the meaning of, and any discounts and commissions received by them and any profit realized by them on resale of such Offered Securities may be deemed to be underwriting discounts and commissions under, the Securities Act. Underwriters, dealers and agents may be entitled, under agreements with the Company, to indemnification against or contribution toward certain civil liabilities, including certain liabilities under the Securities Act, and to reimbursement by the Company for certain expenses.

     If so indicated in an applicable Prospectus Supplement, the Company will authorize dealers acting as the Company's agents to solicit offers by certain institutions to purchase Offered Securities from the Company at the public offering price set forth in such Prospectus Supplement pursuant to delayed delivery contracts ("Contracts") providing for payment and delivery on the date or dates stated in such Prospectus Supplement. Each Contract will be for an amount not less than, and the aggregate principal amount of Offered Securities sold pursuant to Contracts shall be not less nor more than, the respective amounts stated in such Prospectus Supplement. Institutions with whom Contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but will in all cases be subject to the approval of the Company. Contracts will not be subject to any conditions except (i) the purchase by an institution of the Offered Securities covered by its Contracts shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject, and (ii) if the Offered Securities are being sold to underwriters, the Company shall have sold to such underwriters the total principal amount of the Offered Securities less the principal amount thereof covered by Contracts. Agents and underwriters will have no responsibility in respect of the delivery or performance of Contracts.

     Certain of the underwriters or agents and their associates may be customers of, engage in transactions with and perform services for the Company and its affiliates in the ordinary course of business.

     The Company will indicate in a Prospectus Supplement the extent to which it anticipates that a secondary market for the Offered Securities will be available.

     Subject to certain conditions, the Company may agree to indemnify the several underwriters, agents or dealers and their controlling persons against certain civil liabilities, including certain liabilities under the Securities Act, or to contribute to payments any such person may be required to make in respect thereof. Agents, underwriters and dealers may engage in transactions with or perform services for the Company and its subsidiaries in the ordinary course of business.

                    RATIOS OF EARNINGS TO FIXED CHARGES

     The ratios of earnings to fixed charges for the years ended December 31, 1990 through 1994 and for the nine months ended September 30, 1995, calculated as required by the Commission, are 3.9x, 2.8x, 2.6x, 2.4x, 3.5x and 4.9x, respectively. For the purpose of computing such ratios, "earnings" represents the aggregate of (a) income from continuing operations before income taxes, (b) fixed charges, (c) equity losses of less than 50 percent owned subsidiaries, and (d) minority interest. "Fixed charges" consist of interest charges and an estimated amount representing the interest portion of rental expense.

                               LEGAL MATTERS

     The validity of the Offered Securities will be passed upon for the Company by Stoel Rives LLP, counsel to the Company, 700 NE Multnomah, Suite 950, Portland, Oregon 97232, and for any underwriters, dealers or agents by Winthrop, Stimson, Putnam & Roberts, One Battery Park Plaza, New York, New York 10004. Winthrop, Stimson, Putnam & Roberts may rely on the opinion of Stoel Rives LLP as to matters of Washington law. John M. Schweitzer and John Detjens III, who are assistant secretaries of PacifiCorp, are partners in the firm of Stoel Rives LLP.

                                  EXPERTS

     The consolidated financial statements of the Company and subsidiaries and supplemental schedules incorporated by reference in this Prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports included in or incorporated by reference in the Company's Annual Report on Form 10-K incorporated by reference herein, and have been so incorporated herein in reliance upon such reports given upon the authority of that firm as experts in accounting and auditing.

                                  PART II

                   INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

Registration fee ....................................          $ 68,966
*Counsel fees .......................................            50,000
*Accountants' fees ..................................            10,000
*Trustee fees .......................................             3,000
*Rating agency fees .................................            90,000
*Blue sky expenses ..................................             7,500
*Printing and delivery of registration statement,
prospectus, certificates, etc .......................            25,000
*Miscellaneous expenses .............................            10,534
                                                               --------

Total ...............................................          $265,000

------------------------
* Estimated


Item 15.  Indemnification of Directors and Officers.

     The Company's Bylaws, as amended (Bylaws), require the Company to indemnify directors and officers to the fullest extent not prohibited by law. The right to and amount of indemnification ultimately will be subject to determination by a court that indemnification in the circumstances presented is consistent with public policy considerations and other provisions of law. It is likely, however, that the Bylaws would require indemnification at least to the extent that indemnification is authorized by the Washington Business Corporation Act (WBCA). The effect of the WBCA is summarized as follows:

          (a) The WBCA permits the Company to grant a right of indemnification in respect of any pending, threatened or completed action, suit or proceeding, other than an action by or in the right of the Company, against expenses (including attorneys' fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred, provided the person concerned acted in good faith and in a manner the person reasonably believed to be, in the case of conduct in his or her own official capacity with the Company, in the best interests of the Company and, in all other cases, at least not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

          (b) The WBCA permits the Company to grant a right of indemnification in respect of any proceeding by or in the right of the Company against the reasonable expenses (including attorneys' fees) incurred if the person concerned acted in good faith and in a manner the person reasonably believed to be, in the case of conduct in his or her own official capacity with the Company, in the best interests of the Company and, in all other cases, at least not opposed to the best interests of the Company, except that no indemnification may be granted if such person is adjudged to be liable to the Company unless permitted by a court.

          (c) Indemnification is not permitted in connection with a proceeding in which a person is adjudged liable on the basis that personal benefit was improperly received, unless indemnification is permitted by a court upon a finding that the person is fairly and reasonably entitled to indemnification in view of all of the relevant circumstances, except that indemnification with respect to such proceeding shall be limited to expenses. The termination of a proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the person did not meet the prescribed standard of conduct.

          (d) Under the WBCA, the Company may not indemnify a person in respect of a proceeding described in (a) or (b) above unless it is determined in the specific case that indemnification is permissible because the person has met the prescribed standard of conduct by any one of the following: (i) the Board of Directors, by a majority vote of a quorum consisting of directors not at the time parties to the proceeding, (ii) if a quorum of directors not parties to the proceeding cannot be obtained, by a majority vote of a committee of two or more directors not at the time parties to the proceeding, (iii) by special legal counsel selected by the Board of Directors or the committee thereof, as described in (i) and (ii) above, or (iv) by the shareholders, but shares owned by or voted under the control of directors who are at the time parties to the proceeding may not be voted on the determination. Indemnification can also be ordered by a court if the court determines that indemnification is fair in view of all of the relevant circumstances. Notwithstanding the foregoing, every person who has been wholly successful, on the merits or otherwise, in defense of a proceeding described in (a) or (b) above is entitled to be indemnified as a matter of right against reasonable expenses incurred in connection with the proceeding.

          (e) Under the WBCA, the Company may pay for or reimburse the reasonable expenses incurred in defending a proceeding in advance of the final disposition thereof if the director or officer receiving the advance furnishes (i) written affirmation of the director's or officer's good faith belief that he or she has met the prescribed standard of conduct, and (ii) a written undertaking to repay the advance in the event indemnification is not authorized.

          (f) A report of any indemnification shall be provided to shareholders along with notice of the next shareholders' meeting or prior to such notice.

          The rights of indemnification described above are not exclusive of any other rights of indemnification to which officers or directors may be entitled under any statute, agreement, vote of shareholders, action of directors or otherwise. Indemnity agreements entered into by the Company require the Company to indemnify the directors and officers who are parties thereto to the fullest extent permitted by law and are intended to create an obligation to indemnify to the fullest extent a court may find to be consistent with public policy considerations.

          The Company has directors' and officers' liability insurance coverage which insures directors and officers of the Company and its subsidiaries against certain liabilities.

Item 16.  Exhibits.

1    Form of Selling Agency Agreement.

4(a) Indenture between the Company and The First National Bank of Chicago, as Trustee, dated as of September 20, 1991. Incorporated by reference to Exhibit 4-A to Registration Statement on Form S-3, Registration No. 33-42577.

4(b) Form of Certificate of Authorized Officer to be used in connection with the issuance of the Debt Securities.

4(c) Form of Debt Securities (included in Exhibits 4(a) and (b)).

5    Opinion of Stoel Rives LLP.

12   Statement re Computation of Ratios. Incorporated by reference to
     Exhibit 12 to Quarterly Report on Form 10-Q for the quarter ended September 30, 1995, File No. 0-873.

23(a) Consent of Independent Public Accountants.

23(b) Consent of Stoel Rives LLP (included in Exhibit 5).

24   Powers of Attorney.

25   Statement of Eligibility of Trustee.

Item 17.  Undertakings.

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, State of Washington, on January 12, 1996.

                                   PACIFIC TELECOM, INC.

                                   By:  BRIAN M. WIRKKALA
                                      ------------------------------------
                                      Brian M. Wirkkala
                                      Vice President and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been duly signed by the following persons on January 12, 1996 in the capacities indicated.

          Signature                               Title
          ---------                               -----

CHARLES E. ROBINSON
---------------------------------------   Chairman, President, Chief Executive
Charles E. Robinson                       Officer and Director


JAMES H. HUESGEN
---------------------------------------   Executive Vice President and Chief
James H. Huesgen                          Financial Officer


DONALD A. BLOODWORTH
---------------------------------------   Vice President, Revenue Requirements
Donald A. Bloodworth                      and Controller


JOYCE E. GALLEHER
---------------------------------------   Director
Joyce E. Galleher


MICHAEL C. HENDERSON
---------------------------------------   Director
Michael C. Henderson


ROY M. HUHNDORF
---------------------------------------   Director
Roy M. Huhndorf


NOLAN E. KARRAS
---------------------------------------   Director
Nolan E. Karras


PAUL G. LORENZINI
---------------------------------------   Director
Paul G. Lorenzini


DONALD L. MELLISH
---------------------------------------   Director
Donald L. Mellish


SIDNEY R. SNYDER
---------------------------------------   Director
Sidney R. Snyder


VERL R. TOPHAM
---------------------------------------   Director
Verl R. Topham


NANCY WILGENBUSCH
---------------------------------------   Director
Nancy Wilgenbusch


*By  BRIAN M. WIRKKALA
     ----------------------------------
     Brian M. Wirkkala
     (Attorney-in-Fact)

                               EXHIBIT INDEX

Exhibit                                                       Sequential
  No.                          Description                     Page No.
-------                        -----------                    ----------

1         Form of Selling Agency Agreement.

4(a)      Indenture between the Company and The First
          National Bank of Chicago, as Trustee, dated as of September 20, 1991. Incorporated by reference to
          Exhibit 4-A to Registration Statement on Form S-3,
          Registration No. 33-42577.

4(b) Form of Certificate of Authorized Officer to be used in connection with the issuance of the Debt
          Securities.

4(c) Form of Debt Securities (included in Exhibits 4(a) and (b)).

5         Opinion of Stoel Rives LLP.

12 Statement re Computation of Ratios. Incorporated by reference to Exhibit 12 to Quarterly Report on Form 10-Q for the quarter ended September 30, 1995, File No. 0-873.

23(a)     Consent of Independent Public Accountants.

23(b)     Consent of Stoel Rives LLP (included in Exhibit
          5).

24        Powers of Attorney.

25        Statement of Eligibility of Trustee.